Exhibit 10.30

                             PURCHASE AGREEMENT

                         CONCERNING THE PURCHASE BY

               ESC MEDICAL SYSTEMS LTD. OF CERTAIN ASSETS OF

                        BALLARD PURCHASE CORPORATION

                        EFFECTIVE SEPTEMBER 10, 1998



                          TABLE OF CONTENTS

                                                                  Page
                                                                  ----

ARTICLE I         DEFINED TERMS.....................................1
            1.1   Assets............................................1
            1.2   BPC...............................................2
            1.3   BMP...............................................2
            1.4   Closing...........................................2
            1.5   Closing Date......................................2
            1.6   ESC...............................................2
            1.7   FDA...............................................2
            1.8   Intellectual Property Assets......................2

ARTICLE II        PURCHASE AND SALE OF ASSETS.......................2
            2.1   Assets............................................2
            2.2   Excluded Assets...................................2
            2.3   Purchase Price for Assets.........................3
            2.4   Allocation of Purchase Price......................3

ARTICLE III       CLOSING...........................................4
            3.1   Date and Place....................................4
            3.2   Deliveries by BPC.................................4
            3.3   Deliveries by ESC.................................5

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BMP
                  AND BPC...........................................5
            4.1   Organization......................................5
            4.2   Subsidiaries......................................5
            4.3   Capitalization....................................5
            4.4   Authority.........................................5
            4.5   Title to Assets...................................6
            4.6   Conflicts of Interest.............................7
            4.7   Legal Proceedings.................................7
            4.8   Compliance with Laws, Etc.........................7
            4.9   Fees and Commissions..............................7
            4.10  Disclosure........................................7
            4.11  Intellectual Property Assets......................8

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF ESC.............8
            5.1   Organization......................................8
            5.2   Authority.........................................9
            5.3   Fees or Commissions...............................9

ARTICLE VI        COVENANTS OF BMP AND BPC PRIOR TO CLOSING.........9
            6.1   Maintain Representations and Warranties...........9
            6.2   Conduct of Business Prior to Closing.............10
            6.3   Assignment and Agreements Affecting Assets.......10
            6.4   Access to Records and Properties.................10
            6.5   Notification of Litigation, Changes..............11
            6.6   Satisfaction of Conditions Precedent.............11

ARTICLE VII       COVENANTS OF ESC PRIOR TO CLOSING................11
            7.1   Maintain Representations and Warranties..........11
            7.2   Satisfaction of Conditions Precedent.............11

ARTICLE VIII      CONDITIONS PRECEDENT TO BMP'S AND
                  BPC'S OBLIGATIONS................................11
            8.1   Representations and Warranties...................12
            8.2   Compliance with Terms............................12
            8.3   Receipt of Instruments...........................12
            8.4   Legal Proceedings................................12
            8.5   ESC's Certificate................................12

ARTICLE IX        CONDITIONS PRECEDENT TO ESC'S
                  OBLIGATIONS......................................12
            9.1   Accuracy of Representations and Warranties.......13
            9.2   Compliance with Terms............................13
            9.3   Receipt of Instruments...........................13
            9.4   Consulting Services..............................13
            9.5   Legal Proceedings................................13
            9.6   BPC's Certificate................................13

ARTICLE X         MISCELLANEOUS COVENANTS..........................14
            10.1  Consultants......................................14
            10.2  Publicity........................................14

ARTICLE XI        INDEMNIFICATION..................................14
            11.1  Indemnification by BMP and BPC...................14
            11.2  Assertion of Claims..............................14
            11.3  Indemnification by ESC...........................15
            11.4  Limitations......................................15

ARTICLE XII       GENERAL PROVISIONS...............................16
            12.1  No Merger........................................16
            12.2  Amendment or Supplement..........................16
            12.3  Expenses.........................................16
            12.4  Entire Agreement.................................16
            12.5  Assignment.......................................16
            12.6  Notices..........................................17
            12.7  Captions.........................................17
            12.8  Execution by Counterpart/Signatures..............17
            12.9  Governing Law....................................18
            12.10 Remedies.........................................18
            12.11 Validity.........................................18
            12.12 Investigation....................................18

SCHEDULE 1  List of Assets.........................................21

SCHEDULE 2.........................................................24

SCHEDULE 3.........................................................25

EXHIBIT A         Bill of Sale.....................................26

EXHIBIT B         Assignment.......................................27

EXHIBIT C         Title Search.....................................33




                             PURCHASE AGREEMENT


     AGREEMENT (the "Agreement") made effective the 10th day of September, 1998, by and among BALLARD PURCHASE CORPORATION, a Utah corporation ("BPC"), BALLARD MEDICAL PRODUCTS, a Utah corporation ("BMP") and ESC MEDICAL SYSTEMS LTD., a corporation organized under the laws of Israel ("ESC").

                                 RECITALS:

     A. On or about March 20, 1997 BPC acquired the assets listed and described in Schedule I hereto (the "Assets") from Neuro Navigational Corporation, a Delaware corporation ("NNC");

     B. BPC now desires to sell the Assets it purchased from NNC to ESC;
and

     C. ESC desires to purchase the Assets from BPC;

        NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:


                                 ARTICLE I

                               DEFINED TERMS

            For all purposes of this Agreement, the following terms shall have the meanings indicated:

            1.1 "Assets" shall mean the assets and properties of BPC listed in Schedule 1, attached to and made a part of this Agreement by reference, together with (a) all intellectual property rights associated therewith,
(b) all regulatory approvals, determinations, classifications, clearances, orders, submissions or exemptions pertaining to such assets issued by the FDA or any other regulatory body and owned by BPC including, but not limited to, investigational device exemptions, premarket notification submissions or 510(k) orders, and (c) all records, papers, documentation and other materials connected with such assets. The 510(k)s included in the Assets are those listed in Schedule 3, attached to and made a part of this Agreement by reference.

            1.2 "BPC" shall mean Ballard Purchase Corporation, a Utah corporation and wholly owned subsidiary of BMP.

            1.3 "BMP" shall mean Ballard Medical Products, a Utah corporation.

            1.4 "Closing" shall mean the consummation of the purchase and sale transaction contemplated by this Agreement.

            1.5   "Closing Date" shall mean the date of the Closing.

            1.6 "ESC" shall mean ESC Medical Systems Ltd., a corporation organized under the laws of Israel, or any subsidiary designated by it prior to the Closing. However, such designation of a subsidiary shall not relieve ESC Medical Systems Ltd. of obligations, covenants, and liabilities under this Agreement.

            1.7   "FDA" shall mean the United States Food and Drug
Administration.

            1.8 "Intellectual Property Assets" shall mean all right, title, and interest in and to the issued and pending patents and applications listed in Schedule 1.

                                 ARTICLE II

                        PURCHASE AND SALE OF ASSETS

            2.1 Assets. Subject to the terms and conditions set forth in this Agreement, BPC agrees to sell, transfer, and convey, and ESC agrees to purchase and receive, all of the Assets. However, ESC is not assuming any liabilities of BPC.

            2.2 Excluded Assets. Any provision to the contrary herein notwithstanding, no interest in the following assets is being sold by BPC to ESC under this Agreement:

            (a)  BPC's franchise to be a corporation; or

            (b) BPC's stock transfer books and records, the record books containing the minutes of meetings of directors and shareholders of Ballard and such other of Ballard's records as have exclusively to do with its organization, existence, or stock capitalization; or

            (c)   Cash or cash equivalents of BPC.

            2.3   Purchase Price for Assets.
                  -------------------------

            (a) The purchase price to be paid by ESC to BPC for the Assets shall be Two Million Four Hundred Fifty Thousand Dollars ($2,450,000), Two Million Dollars ($2,000,000) of which shall be paid to BPC by cashier's check or wire transfer of immediately available funds at Closing, and Four Hundred Fifty Thousand Dollars ($450,000) of which shall similarly be paid to BPC immediately in the event that BPC shall provide ESC with a title search (the "Second Title Search") performed by BPC's patent counsel from an independent data base at any time after three months from the recordation of the Assignment (as defined in Section 3.2(b) below), which Second Title Search does not list any ownership claims or encumbrances (a "Title Encumbrance") executed and filed at the U.S. Patent Office relative to the patents listed on Schedule 2 (attached to and made a part of this Agreement by reference), subsequent to the date of recordation of the Assignment in addition to those shown in the title search attached hereto as Exhibit C and made a part hereof by reference. $450,000 is the agreed upon purchase price for the patents listed in Schedule 2.

            (b) In the event such a Title Encumbrance does appear on the Second Title Search, if BPC can resolve or remove the claim or encumbrance evidenced by the Title Encumbrance within twelve (12) months after the date of the Second Title Search, then upon providing ESC with reasonably satisfactory proof of the resolution or removal of the Title Encumbrance, ESC shall promptly pay to BPC the $450,000 held back under paragraph (a) above. Proof of resolution or removal must be in the form of a settlement agreement or release of interest signed by the party claiming a right, interest, or encumbrance as set forth in the Title Encumbrance, or a final order or judgment (nonappealable) by a court of competent jurisdiction.

            2.4 Allocation of Purchase Price. The parties intend that the purchase price for the Assets be allocated as follows, and no party hereto will take any position inconsistent with such allocation in preparing financial statements, tax returns, or otherwise:

Tangible assets listed in Schedule 1               $10,000
Intangible assets listed in Schedule 1           2,440,000
                                                 ---------
      Total purchase price                      $2,450,000
                                                ==========

                                ARTICLE III

                                  CLOSING

            3.1 Date and Place. The Closing will take place within seven
(7) days after the effective date of this Agreement, at a place mutually agreed to by the parties.

            3.2   Deliveries by BPC.  At this Closing, BPC will deliver or make
                  -----------------
available to ESC:

            (a) A bill of sale, substantially in the form of Exhibit A, attached to and made a part of this Agreement by reference (the "Bill of Sale"), transferring and conveying to ESC title to those of the Assets which are tangible.

            (b) An assignment of all patents and patent applications included in the Assets (the "Assignment") substantially in the form of Exhibit B, attached to and made a part of this Agreement by reference, which Assignment ESC will cause to be recorded in the U.S. Patent Office within two (2) days after the Closing Date (and ESC will promptly provide to BPC copies of correspondence or other documentation showing the date of recordation);

            (c) Possession of and title to all of the Assets, and ESC shall be entitled to full use and possession of the Assets as of the date hereof,

            (d) A copy of the Articles of Incorporation of BPC, with all amendments thereto and restatements thereof, and a certificate of good standing from the State of Utah, each of which shall be certified as of a date within a reasonable time prior to the Closing Date by the Utah Secretary of State;

            (e) A certified resolution of the directors and sole shareholder of BPC, approving this Agreement, the Bill of Sale, the Assignment, and authorizing the taking of such other action as shall be advisable or necessary on the part of BPC to complete the transactions contemplated by this Agreement; and

            (f)   The certificate called for in Section 9.6 below.


            3.3   Deliveries by ESC.  At the Closing, ESC will make the
                  -----------------
following deliveries to BPC:

            (a) ESC will deliver to BPC the purchase moneys in the amount set forth in Section 2.3;

            (b) ESC will deliver to BPC a certified resolution of the directors of ESC approving this Agreement, the Bill of Sale, the Assignment, and authorizing the taking of such other action as shall be advisable or necessary on the part of BPC to complete the transactions contemplated by this Agreement; and

            (c)   The certificate called for in Section 8.5 below.

                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF BMP AND BPC

            Each of BMP and BPC represents and warrants to ESC as follows:

            4.1 Organization. BPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. BPC has all requisite power and authority to own the Assets and to carry on its business as it is now being conducted.

            4.2   Subsidiaries.  BPC is a wholly owned subsidiary of BMP.
                  ------------

            4.3 Capitalization. The authorized capital stock of BPC consists solely of 1,000,000 common shares, of which 1,000 shares are issued and outstanding. No shares are held in the treasury.

            4.4 Authority. Each of BMP and BPC has full power and authority to enter into this Agreement. All shareholder and director actions and authorizations required for the approval of this Agreement and the consummation of the transactions contemplated hereby by BMP and BPC have been taken and no other corporate proceedings on the part of either BMP or BPC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of BMP and BPC. This Agreement is a valid and binding obligation of BPC, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles. The execution, delivery and performance of this Agreement by each of BMP and BPC does not, and the consummation by each of BMP and BPC of the transaction contemplated hereby shall not, and the compliance by each of BMP and BPC with the provisions hereof shall not, (i) conflict with or violate any provision of the respective charter documents of BMP or BPC, (ii) with or without notice or the passage of time or both, constitute, give rise or result in the breach, default or event of default under, or violation of any obligation under, or in the termination or acceleration of or entitle any party to terminate or accelerate, or result in the imposition of any lien upon or the creation of a security interest or encumbrance in or upon any of the respective properties of BMP or BPC (including, but not limited to, the Assets) pursuant to, any note, bond, mortgage, indenture, deed, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which BMP or BPC is a party or by which BMP or BPC or any of the properties of BMP or BPC (including, but not limited to, the Assets) are bound or subject, and shall not violate or conflict with any other material restriction of any kind or character to which BMP or BPC, or any of the respective properties of BMP or BPC (including, but not limited to, the Assets), are bound or subject, and shall not violate or conflict with any other material restriction of any kind or character to which BMP or BPC, or any of the respective properties of BMP or BPC (including, but not limited to, the Assets), are subject, (iii) violate any order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to BMP or BPC, or (iv) violate any statute, law, rule or regulation applicable to BMP or BPC. No consent or approval by, notice to or registration with any governmental or administrative authority or board or third party is required in connection with the execution and delivery by each of BMP and BPC of this Agreement or the performance by each of BMP and BPC of any of the transactions contemplated hereby.

            4.5 Title to Assets. BPC has good, clear, and marketable title to each and every one of the Assets, free and clear of mortgages, liens, pledges, charges, security interests, claims, encumbrances or restrictions of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except liens for current property takes not yet due and payable. Neither BMP nor BPC makes any warranty as to the physical condition of the tangible items included in the Assets. Such items of tangible property are sold AS IS.

            4.6 Conflicts of Interest. No present or former officer or director, and no shareholder, subsidiary, affiliate or related entity thereof, has or claims to have (a) any interest in the Assets, or (b) any contract, commitment, arrangement or understanding regarding any of the foregoing.

            4.7 Legal Proceedings. Neither BMP nor BPC has received any actual notice of any action, dispute, claim (including any counterclaim or cross claim), litigation, or other proceeding, at law or in equity, pending or threatened (which shall include any investigations against BPC or BMP relating to the business, operations, agreements or policies of BPC or to any or all of the Assets), against or affecting BPC or the Assets or the transactions contemplated by this Agreement. BPC is not subject to or in default under any judicial, governmental or administrative judgment, decree, order, writ or injunction of which BPC is aware. However, BPC has received a final Office Action in regards to Application No. 08/646,776, rejecting claims 30-59 pending in that application.

            4.8 Compliance with Laws, Etc. Neither BMP nor BPC is in violation of and neither BMP nor BPC has been charged with or given any notice of any violation of, any applicable law, statute, order, rule, regulation, policy, or judgment of any federal, state, local or foreign court or governmental or administrative body or agency relating to BPC, its business, operations, agreements or policies or the Assets.

            4.9 Fees or Commissions. Neither BMP nor BPC (including their respective officers, directors and employees) has employed any broker, agent or finder (other than Vector Securities International, Inc.), in connection with the transactions contemplated hereby.

            4.10 Disclosure. No representation or warranty made by BMP or BPC in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Copies of all executed agreements, contracts, licenses and other information furnished by BMP or BPC pursuant to this Agreement or in connection with the transactions contemplated hereby to ESC or any of its accountants, attorneys, or other representatives are complete, true and correct copies of the respective originals.

            4.11 Intellectual Property Assets. Without limitation by any other provision hereof, other than as disclosed in Section 4.7 hereto, no claim has been asserted or threatened by any person, and, to the knowledge of BMP and BPC, no basis for any claim exists with respect to the use of any of the Intellectual Property Assets or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto. Neither BMP nor BPC has received actual notice and neither BMP nor BPC is otherwise aware of any infringement of or conflict with asserted rights of others (except as shown in the documents listed in Exhibit C hereto as to the patents listed in Schedule 2) with respect to any of the Intellectual Property Assets, or of any facts, or assertion of any facts that would render any of the Intellectual Property Assets invalid or inadequate to protect the interests of BPC therein. No current or former stockholder, employee, officer, director or consultant of either BMP or BPC has any rights in or to any of the Intellectual Property Assets. All Intellectual Property Assets listed on Schedule 1 have the status indicated therein and all applications are still pending in good standing and have not been abandoned. To the knowledge of BPC, each of the Intellectual Property Assets is valid and has not been challenged in any judicial or administrative proceeding; BPC has made all statutorily required filings, if any, to record its interests, and taken reasonable actions to protect its rights, in the Intellectual Property Assets. To the knowledge of BMP and BPC, no person or entity nor such person's or entity's business or products has infringed, misused or misappropriated the Intellectual Property Assets or currently is infringing, misusing or misappropriating the Intellectual Property Assets; and to the knowledge of BMP and BPC, no other person or entity has any right to receive or any obligation to pay a royalty with respect to any of the Intellectual Property Assets. BPC has filed a Notice of Appeal (prepared by patent counsel for ESC) with respect to the final Office Action referred to in Section 4.7 above.

                                 ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ESC

            ESC hereby represents and warrants to BMP and BPC that:

            5.1 Organization. ESC is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

            5.2 Authority. The execution, delivery and performance of this Agreement has been duly and effectively authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by ESC. No other corporate proceedings on the part of ESC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of ESC enforceable against ESC in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by rules of law governing specific performance, injunctive relief or other equitable principles (regardless of whether such principles are considered in a proceeding at law or in equity). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the Articles of Association or Memorandum of Association or Bylaws of ESC, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ESC or any of its properties. No consent or approval by, notice to or registration with any governmental or administrative authority or board is required on the part of ESC in connection with the execution and delivery by ESC of this Agreement or the performance by ESC of any of the transactions contemplated hereby.

            5.3 Fees or Commissions. ESC (including its officers, directors and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fee or similar obligation in connection with the transactions contemplated hereby.

                             ARTICLE VI

              COVENANTS OF BMP AND BPC PRIOR TO CLOSING

            From and after the effective date of this Agreement and continuing until the Closing Date, each of BMP and BPC covenants and agrees as follows:

            6.1 Maintain Representations and Warranties. Without the prior written consent of ESC, neither BMP nor BPC shall take any action which would cause any of the representations and warranties of BMP and BPC contained in Article IV to be untrue or incomplete in any material respect at and as of the Closing Date.

            6.2   Conduct of Business Prior to Closing.  Except as otherwise
                  ------------------------------------
provided herein or agreed to in writing by ESC:

            (a) BPC will carry on its research and development activities in substantially the same manner as heretofore and will not make any purchases or sales, or agreements therefor, or introduce any new method of management or operation in respect of the Assets;

            (b) BMP and BPC each will use its best efforts to preserve and protect the Assets from any diminishment of their value;

            (c) BMP and BPC each will take all necessary actions to continue the processing of any applications associated with any of the Intellectual Property Assets, including, without limitation, applications to the United States Patent and Trademark Office; however, BPC does not intend to respond to the final Office Action referred to in Section 4.7; and

            (d) BPC will not enter into any new contracts respecting the Assets except in the ordinary course of business and in an amount not exceeding $10,000 in the aggregate.

            6.3 Assignment and Agreements Affecting Assets. Without the prior written consent of ESC, BPC shall not, sell, assign, transfer, mortgage, pledge, hypothecate, encumber, grant any security interest in, abandon or otherwise dispose of any part of the Assets or enter into any new contract or license relating to any part of the Assets.

            6.4 Access to Records and Properties. BPC shall permit ESC to make a thorough investigation of the Assets and title thereto and BPC shall give to ESC, its agents and representatives, full and free access at all reasonable hours, to the Assets, properties, books, records, and files of BPC relating to the Assets; and BPC shall furnish ESC during such period with all information concerning the Assets, and copies of such documents as ESC may reasonably request. All such information revealed to ESC shall be treated by it, its agents and employees, as confidential to the extent that such information has not been made public by BPC or is not already in the public domain or already in ESC's possession.

            6.5 Notification of Litigation, Changes. BPC shall promptly notify ESC in writing of:

            (a) the filing of any litigation, arbitration, or similar proceeding or the commencement of any dispute which could materially affect BPC or the Assets, or

            (b) the existence or happening of any fact, event, or occurrence that may tend to alter, in any material respect, the accuracy or completeness of any representation or warranty contained in this Agreement, or affect the ability of BPC to perform its obligations hereunder.

            6.6 Satisfaction of Conditions Precedent. Each of BMP and BPC shall use its best efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article IX.


                                ARTICLE VII

                     COVENANTS OF ESC PRIOR TO CLOSING

            From and after the effective date of this Agreement and continuing until the Closing Date, ESC covenants and agrees as follows:

            7.1 Maintain Representations and Warranties. Without the prior written consent of BPC, ESC shall not take any action which would cause any of the representations and warranties by ESC contained in Article V to be untrue or incomplete in any material respects at and as of the Closing.

            7.2 Satisfaction of Conditions Precedent. ESC shall use its best efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article VIII.


                                ARTICLE VIII

            CONDITIONS PRECEDENT TO BMP'S AND BPC'S OBLIGATIONS

            The obligations of BMP and BPC to consummate the transactions contemplated by this Agreement are subject to satisfaction of each of the following conditions; and should any of the same not be satisfied as hereafter provided, BMP and BPC shall be entitled either to waive the same in writing and proceed to consummate the transactions contemplated in this Agreement, or to terminate this Agreement:

            8.1 Representations and Warranties. The representations and warranties made by ESC herein shall be true and correct on and as of the Closing with the same force and effect as if those representations and warranties had been made as of the Closing.

            8.2 Compliance with Terms. On the Closing, all the terms, conditions and covenants of this Agreement to be complied with, performed or observed by ESC on or before the Closing shall have been complied with, performed and observed in all material respects.

            8.3 Receipt of Instruments. BPC shall have received the Closing documents, funds, and instruments required herein to be delivered by ESC.

            8.4 Legal Proceedings. The transactions contemplated herein to be effected on the Closing shall not be restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency or competent jurisdiction;

            8.5 ESC's Certificate. ESC shall have delivered to BPC a certificate dated as of the Closing signed by the President, Vice President, or Secretary of ESC stating that, to the best of his or her knowledge, the conditions precedent to BMP's and BPC's obligations set forth in this Article have been satisfied and fulfilled.

                                 ARTICLE IX

                 CONDITIONS PRECEDENT TO ESC'S OBLIGATIONS

            The obligations of ESC to consummate the transactions contemplated by this Agreement are subject to satisfaction of each of the following conditions; and should any of the same not be satisfied as hereafter provided, ESC shall be entitled to waive the same in writing and proceed to consummate the transactions contemplated in this Agreement, or to terminate this Agreement:

            9.1 Accuracy of Representations and Warranties. All of the representations and warranties made by BMP and BPC in this Agreement or otherwise in writing in connection with this Agreement, or orally, shall be correct and complete in all material respects at and as of the Closing with the same force and effect as if those representations and warranties had been made as of the Closing Date;

            9.2 Compliance with Terms. On the Closing, all the terms, conditions and covenants of this Agreement to be complied with, performed or observed by BPC on or before the Closing shall have been complied with, performed and observed in all material respects.

            9.3 Receipt of Instruments. ESC shall have received all of the Closing instruments of transfer and other documents required herein and possession of all of the Assets.

            9.4 Consulting Services. BPC shall have made arrangements satisfactory to ESC with Karen Salinas and Derek Daw to provide, at BPC's expense (not to exceed $100,000 in the aggregate), consulting services to ESC for a period not to exceed 180 days after Closing.

            9.5 Legal Proceedings. The transactions contemplated herein to be effected on the Closing shall not be restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency or competent jurisdiction;

            9.6 BPC's Certificate. BPC shall have delivered to ESC a certificate dated as of the Closing signed by the President, Vice
President, or General Counsel of BPC stating that, to the best of his knowledge, the conditions precedent to ESC's obligations set forth in this Article have been satisfied and fulfilled.

                                 ARTICLE X

                          MISCELLANEOUS COVENANTS

            10.1 Consultants. Upon and subject to completion of the Closing of the transactions contemplated in this Agreement, BPC agrees to reimburse ESC for up to $100,000 in actual consulting fees paid by ESC (including payment by ESC of expenses incurred by it) to Karen Salinas and Derek Daw, with whom ESC desires to establish consulting arrangements. BPC will reimburse only such fees and expenses incurred during the 180-day period following the Closing Date and only up to a maximum, aggregate reimbursement of $100,000. ESC will submit periodic invoices to BPC for such consulting fees and expenses on net payment 30 terms.

            10.2 Publicity. Each of the parties agrees that it will not issue any announcements, releases, statements or reports, or confirm any statements by third parties, pertaining to this Agreement or the transactions contemplated hereby, except as may be required by law or mutually agreed upon.

                                 ARTICLE XI

                              INDEMNIFICATION

            11.1 Indemnification by BMP and BPC. BMP and BPC shall be jointly and severally liable to ESC to indemnify, defend, and hold harmless ESC and each of its subsidiaries, officers, directors and stockholders from and against and in respect of any and all demands, claims, actions, causes of action, assessments, fines, losses, damages, liabilities, interest, penalties, costs, and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith) resulting from, arising out of, or incurred by ESC in connection with each and all of the following: (i) any material misrepresentation or breach of any warranty made by BMP or BPC in this Agreement or any agreement, certificate or document executed and delivered by BMP or BPC pursuant hereto; (ii) the material breach of any covenant, agreement or obligation of BMP or BPC contained in this Agreement; and (iii) any liability or obligation of, or claim against either BMP or BPC of any kind or nature which arises out of or relates to an incident occurring prior to the Closing Date.

            11.2 Assertion of Claims. If ESC shall have any claim for indemnification pursuant to Section 11.1 above, it shall promptly give written notice thereof to BMP and BPC (a "Claim Notice"), including in such notice the dollar amount (if known) of the claim and a brief description of the facts upon which such claim is based. BMP and BPC shall have thirty
(30) days following receipt of such Claim Notice to cure the situation giving rise to such claim. If the situation is of such a nature that it cannot reasonably be cured within said 30-day period, then BMP and BPC shall have a reasonable, extended period of time (not to exceed six (6) months) in which to cure such situation so long as BMP and BPC are diligently proceeding with such cure. ESC shall promptly tender to BMP and BPC the defense of any claim or action by a third party against ESC, as a condition to BMP's and BPC's obligation to indemnify ESC under the provisions of Section 11.1 above.

            11.3 Indemnification by ESC. ESC shall indemnify, defend, and hold harmless BPC and BMP and each of their respective subsidiaries, officers., directors, and stockholders from and against and in respect of any and all demands, claims, actions, causes of action, assessments, fines, losses, damages, liabilities, interest, penalties, costs, and expenses (including without limitation, reasonable legal fees and disbursements incurred in connection therewith) resulting from, arising out of or imposed upon or incurred by BPC or BMP in connection with each of the following:
(i) any material misrepresentation or breach of any warranty made by ESC in this Agreement or any agreement, certificate or document executed and delivered by ESC pursuant hereto; (ii) the material breach of any covenant, agreement or obligation of ESC contained in this Agreement; and (iii) any liability or obligation of, or claim against, either BMP or BPC of any kind or nature that arises out of or relates to an incident occurring subsequent to the Closing Date. Claims by BPC for indemnification hereunder shall be asserted in the same procedural manner as outlined in Section 11.2 above.

            11.4 Limitations. Notwithstanding any other provision herein to the contrary:

            (a) Any legal action to be brought by either party hereto founded upon an alleged breach of any representation, warranty, or covenant herein must be commenced within three (3) years from the Closing Date (except for actions based upon a breach of Section 4.5 or 4.11, which such actions may be commenced up to five (5) years from the Closing Date), notwithstanding any statutory limitations period to the contrary.

            (b) The aggregate liability of BPC and BMP to ESC and ESC to BPC and BW hereunder for losses or damages shall not exceed the amount of the purchase price stated in Section 2.3 above.

            (c) No party shall be entitled to seek reimbursement for losses or damages for the other party unless, until, and only to the extent that the aggregate amount of such losses and damages (including attorneys fees and costs) exceed $10,000.

                                ARTICLE XII

                             GENERAL PROVISIONS

            12.1 No Merger. Subject to the limitations of Section 11.4 above, the covenants, terms, and provisions of this Agreement shall survive the Closing.

            12.2 Amendment or Supplement. This Agreement may be amended or supplemented at any time by mutual agreement of ESC and BPC. Any amendment or supplement must be in writing.

            12.3 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own brokers, financial consultants, accountants and counsel.

            12.4 Entire Agreement. This Agreement, the Bill of Sale, the Patent Assignments, and the Patents Pending Assignments contain the entire agreement among the parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

            12.5 Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, without the other party's consent, which consent shall not be unreasonably withheld, provided that ESC may assign its rights and obligations hereunder to a direct or indirect subsidiary of ESC, but no such assignment shall relieve ESC of its obligations or liabilities hereunder.

            12.6 Notices. All notices and other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

If to ESC:                 ESC Medical Systems Ltd.
                           P.O. Box 240
                           Yokneam Industrial Park
                           Yokneam, Israel 20692
                           Attention:  Dr. Shimon Eckhouse,
                           President and Chief Executive Officer

with a copy to:            Arnold & Porter
                           399 Park Avenue
                           New York, New York 10022-4690
                           Attention:  Steven G. Tepper, Esq.

If to BPC:                 Ballard Purchase Corporation
                           12050 Lone Peak Parkway
                           Draper, Utah 84020
                           Attention:  Paul W. Hess, General Counsel

If to BMP:                 Ballard Medical Products
                           12050 Lone Peak Parkway
                           Draper, Utah 84020
                           Attention:  Paul W. Hess, General Counsel

            12.7 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            12.8 Execution by Counterpart/Signatures. This Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one Agreement. Faxed signatures shall constitute original, binding signatures.

            12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable. Any action under this Agreement or any instrument delivered in connection with this Agreement may be filed and maintained only in state or federal courts located within the State of New York, and all parties hereby submit themselves to the jurisdiction of such courts.

            12.10 Remedies. The parties agree that irreparable damage would result if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

            12.11 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

            12.12 Investigation. The respective representations and warranties of BMP, BPC and ESC contained herein or in the certificates or other documents delivered at or prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                          BALLARD MEDICAL PRODUCTS

Dated:  ______________          By:  ________________________________

                                Title:

                                BALLARD PURCHASE CORPORATION

Dated:  ______________          By:  ________________________________

                                Title:

                            ESC MEDICAL SYSTEMS

Dated:  ______________          By:  ________________________________

                                Title:



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                          BALLARD MEDICAL PRODUCTS

Dated:  ______________          By:  ________________________________

                              Title: President

                                BALLARD PURCHASE CORPORATION

Dated:  ______________          By:  ________________________________

                                Title:

                                ESC MEDICAL SYSTEMS LTD.

Dated:  ______________          By:  ________________________________

                                Title:




                                 SCHEDULE 1

            (Attached to and forming part of Purchase Agreement)

                               LIST OF ASSETS

Products in Development or Completed:

     o Seven versions of the electrode catheter with internal thermocouple. Varicose vein electrodes available in widths ranging from 2mm to 8 mm. In-situ electrodes available in 2 mm. to 4 mm.

     o    Controller and RF generator in prototype form.

     o 2.3 mm deflecting angioscope, 50 cm long. FDA clearance for range of configurations and widths (1 mm to over 3 mm).

     o Video coupling accessories for angioscope to any existing video system. (Drawings not in BPC's possession.)

     o    Video cart.

     o Optical Valvulotome - design completed and FDA clearance received. Product not being marketed. (No prototypes available.)

Inventory of Tangible Personal Property

            3 VNX Controllers

            3 RF Generators (25 Watt)

            1 150 Watt/25 Watt Combo RF Generator

            I Vein Eraser System

            34 Varicose vein electrodes of various sizes

            62 in-situ electrodes (longer)

            Angioscopes - about 10


Intellectual Property:

     o      DETACHABLE TIP OPTICAL VALVULOTOME
            Patent No.:  5,284,478
            Filed:  June 8, 1992
            Issued:  February 8, 1994

     o      METHOD FOR USING DETACHABLE TIP VALVULOTOME
            Patent No.:  5,352,232
            Filed:  September 10, 1993
            Issued:  October 4, 1994

     o      APPARATUS FOR IN-SITU CUTTING OF VALVES WITHIN
            VEINS AND METHODS THEREOF
            Patent No.:  5,026,383
            Filed:  June 14, 1989
            Issued:  June 25, 1991

     o      APPARATUS AND METHOD FOR VENOUS LIGATION
            Patent No.:  5,437,664
            Filed:  January 18, 1994

     o      APPARATUS AND METHOD FOR VENOUS LIGATION
            Patent No.:  5,643,257
            Filed:  March 28, 1995
            Issued:  July 1, 1997
            App. Serial No.:  412,170

     o      EPO APPARATUS AND METHOD FOR VENOUS LIGATION
            EPO App. No. 95908069.8

     o      APPARATUS AND METHOD FOR VENOUS LIGATION JAPAN
            App. No. 519195/1995
            Filed:  January 18, 1995

     o      APPARATUS AND METHOD FOR VENOUS LIGATION
            Canada 2,181,453

     o      METHOD FOR TUBAL ELECTRO-LIGATION
            Patent No.:  5,556,396
            Filed:  March 28, 1995

     o      APPARATUS FOR IN-SITU SAPHENOUS VEIN BYPASS
            Patent No.:  5,658,282
            Filed:  June 7, 1995
            App. Serial No. 484,187

     o      IN-SITU SAPHENOUS VEIN BYPASS APPARATUS
            W/CAUTERIZING ELECTRODE
            Serial No.:  646,776
            Filed:  May 8, 1996

     o      APPARATUS FOR IN-SITU SAPHENOUS VEIN BYPASS
            CONTINUATION
            Serial No.:  789,266
            Filed:  January, 1997



                                 SCHEDULE 2

            (Attached to and forming part of Purchase Agreement)


1.    APPARATUS FOR IN-SITU CUTTING OF VALVES WITHIN VEINS
      AND METHODS THEREOF
     o      United States Patent No. 5,026,383 (Nobles)
     o      SN 07/366,427
     o      Filed June 14, 1989
     o      Issued June 25, 1991

2.    DETACHABLE TIP OPTICAL VALVULOTOME
     o      United States Patent No. 5,284,478 (Nobles, et al.)
     o      SN 07/895,090
     o      Filed June 8, 1992
     o      Issued February 8, 1994



                                 SCHEDULE 3

            (Attached to and forming part of Purchase Agreement)


510(k)             Product                                        Date
------             -------                                        ----
K914457            Optical Valvulotome
K914457A           Optical Valvulotome                          2/5/92
K922662            Optical Valvulotome                          4/9/92
K922662A           Optical Valvulotome                         pending
K914570            Vascular Angioscopes                         4/1/92
K914570A           Vascular Angioscopes                        1/27/92
K914570B           Vascular Angioscopes                         4/9/92
K922664            Vascular Angioscopes
K922664A           Vascular Angioscopes
K923874            2.2 mm Vascular Deflecting
                   Angioscope
K923874A           2.2 mm Vascular Deflecting
                   Angioscope
K923874B           2.2 mm Vascular Deflecting                Withdrawn
                   Angioscope
K931421            2.2 mm Vascular Deflecting                  6/19/93
                   Angioscope
K924075            2.8 mm Optical Valvulotome
K924075A           2.8 mm Optical Valvulotome                   2/8/93
K923996            2.3 mm Vascular Angioscope
K920026 (and A-D)  Integrated Visualization System


                                 EXHIBIT A

            (Attached to and forming part of Purchase Agreement)

                                BILL OF SALE

     FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS ACKNOWLEDGED, BALLARD PURCHASE CORPORATION, a Utah corporation ("BPC"), hereby sells, assigns, transfers, and conveys to ESC MEDICAL SYSTEMS LTD., a ____________ corporation ("ESC"), and ESC's successors and assigns the Assets described in Schedule 1 (attached to and made a part of this Bill of Sale).

      IN WITNESS WHEREOF, BPC has caused this instrument to be duly executed this ___________ day of _____________, 19__.

                              BALLARD PURCHASE CORPORATION

                              By:  _________________________________

                              Title:  ________________________________

STATE OF UTAH           )
                        :ss
COUNTY OF SALT LAKE     )

      On ______________, 19__ before me, a Notary Public, personally appeared ______________________as ______________ of Ballard Purchase
Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledge to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

                                    --------------------------------
                                    Signature of Notary



                                 EXHIBIT B

            (Attached to and forming part of Purchase Agreement)

WHEN RECORDED RETURN TO: PATENT

=================================
---------------------------------

                         A S S I G N M E N T

      WHEREAS, BALLARD PURCHASE CORPORATION, a corporation of the State of Utah, having a place of business at 12050 Lone Peak Parkway, Draper, Utah 84020, is the record owner of the entire right, title and interest in and to the United States Letters Patent and patent applications, and the inventions claimed therein, listed in Schedule A, attached to and made a part of this Assignment by reference; and

      WHEREAS, ESC MEDICAL SYSTEMS LTD., a corporation organized under the laws of Israel, having a principal place of business at P.O. Box 240, Yokneam Industrial Park, Yokneam, Israel 61131, is desirous of acquiring the entire right, title and interest in and to said Letters Patent and patent applications, and the inventions claimed therein, within the United States of America and its territorial possessions and within the countries foreign to the United States of America and any United States or foreign Letters Patent that are presently granted or that may be granted therefor, and in and to said Letters Patent and patent applications, and the inventions claimed therein, listed in Schedule A;

      NOW, THEREFORE, for and in consideration of payment by ESC
MEDICAL SYSTEMS LTD. to BALLARD PURCHASE CORPORATION of the sum of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BALLARD PURCHASE CORPORATION has sold, assigned, and transferred and by these presents does hereby sell, assign and transfer to ESC MEDICAL SYSTEMS LTD. the entire right, title and interest for the United States of America, its territories and possessions, and in all foreign countries, in and to the said Letters Patent and patent applications, and the inventions claimed therein, and all foreign counterparts or legal equivalents of the said Letters Patent and patent applications, and the inventions claimed therein, in any and all foreign countries, including the right to claim priority under any International Convention and the right to sue for any past infringement, and in and to any and all Letters Patent to be obtained for any of said inventions on the above identified applications for Letters Patent and/or any continuation, division, reissue, reexamination, renewal and/or substitute of said Letters Patent and/or applications therefore, in the United States of America and/or any and all foreign countries, all said rights to be held and enjoyed by ESC MEDICAL SYSTEMS LTD. for its own use and enjoyment and for the use and enjoyment of its successors and assigns to the full end of the term or terms for which said Letters Patent may be granted as fully and entirely as the same would have been held and enjoyed by BALLARD PURCHASE CORPORATION if this assignment, transfer and sale had not been made.

      BALLARD PURCHASE CORPORATION hereby covenants that no assignment, sale agreement, license of encumbrance has been or will be made or entered into that would conflict with, or limit the rights granted under, this Assignment.

      BALLARD PURCHASE CORPORATION further covenants that Assignor will promptly provide to Assignee, upon Assignee's request, all pertinent facts and documents relating to said inventions and said Assigned Patent Rights, foreign counterparts and legal equivalents as may be known and accessible to Assignor and Assignor will testify as to the same in any interference, litigation or proceeding related thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits necessary or desirable to vest and/or record title in Assignee or for Assignee to apply for, perfect, obtain, maintain, issue and/or enforce any of said Assigned Patent Rights, counterparts and/or legal equivalents thereof and/or any Letters Patent granted thereon.



     IN WITNESS WHEREOF, BALLARD PURCHASE CORPORATION, personally or by a duly authorized officer, has executed this Assignment effective this ___ day of _____________, 1998.

                                BALLARD PURCHASE CORPORATION
                                By:  ________________________________________
                                Title:  _______________________________________
STATE OF UTAH           )
                        :ss
COUNTY OF SALT LAKE     )

      On this ____day of _____________ 1998, before me personally appeared __________________, ______________ of Ballard Purchase Corporation, whose identity is personally known to me and who by me duly sworn, did say that he is the _____________ of Ballard Purchase Corporation and that said document was signed by him in behalf of said corporation by authority of its bylaws, and acknowledged to me that said corporation executed the same.


                        --------------------------------------------
                        Notary Public



                                 Schedule A

                (Attached to and forming part of Assignment)

                      Patents and Patent Applications

1.    DETACHABLE TIP OPTICAL VALVULOTOME
      Patent No.:  5,284,478
      Filed:  June 8, 1992
      Issued:  February 8, 1994

2.    METHOD FOR USING DETACHABLE TIP VALVULOTOME
      Patent No.:  5,352,232
      Filed:  September 10, 1993
      Issued:  October 4, 1994

3.    APPARATUS FOR IN-SITU CUTTING OF VALVES WITHIN VEINS
      AND METHODS THEREOF
      Patent No.:  5,026,383
      Filed:  June 14, 1989
      Issued:  June 25, 1991

4.    APPARATUS AND METHOD FOR VENOUS LIGATION
      Patent No.:  5,437,664
      Filed:  January 18, 1994

5.    APPARATUS AND METHOD FOR VENOUS LIGATION
      Patent No.:  5,643,257
      Filed:  March 28, 1995
      Issued:  July 1, 1997
      App. Serial No.:  412,170

6.    EPO APPARATUS AND METHOD FOR VENOUS LIGATION
      EPO App. No. 95908069.8

7.    APPARATUS AND METHOD FOR VENOUS LIGATION
      JAPAN App. No. 519195/1995
      Filed:  January 18, 1995

8.    APPARATUS AND METHOD FOR VENOUS LIGATION
      Canada 2,181,453

9.    METHOD FOR TUBAL ELECTRO-LIGATION
      Patent No.:  5,556,396
      Filed:  March 28, 1995

10.   APPARATUS FOR IN-SITU SAPHENOUS VEIN BYPASS
      Patent No.:  5,658,282
      Filed:  June 7, 1995
      App. Serial No. 484,187

11.   IN-SITU SAPHENOUS VEIN BYPASS APPARATUS W/CAUTERIZING
      ELECTRODE
      Serial No.:  646,776
      Filed:  May 8, 1996

12.   APPARATUS FOR IN-SITU SAPHENOUS VEIN BYPASS
      CONTINUATION
      Serial No.:  789,266
      Filed:  January, 1997




                              EXHIBIT C

        (Attached to and forming part of Purchase Agreement)

                            Title Search

File 123.:CLAIMS(R)/REASS.& REEXAM. 1998/Aug 11
      (c) 1998 IFI/PLENUM DATA CORP.
*File 123: Reassignment data now current through 05/14/98. Reexamination, extension, expiration, reinstatement updated weekly.

Set         Items Description

?s pn=5284478
      S1    1     PN=5284478
?s pn=5026383
      S2    1     PN=5026383
?t 1/2/1

1/2/1
DIALOG(R)File 123:CLAIMS(R)/REASS.& REEXAM.
      (c) 1998 IFI/PLENUM DATA CORP. All rts. reserv.

2442761 Status Changes:  REASSIGNED
Assignee:   Cohen, Donald; Nobles, Anthony A (REASSIGNED)
            Patent            Issue
            Number      Date
            ------      ----
Patent:     US 5284478  940208

Reassignment:
Recorded:  940118
Action:     ASSIGNMENT OF ASSIGNOR'S INTEREST
Assignor:   COHEN, DONALD DATE SIGNED: 10/01/1993
Assignee:   ENDOVASCULAR, INC.  3180 PULLMAN STREET COSTA
            MESA, CA 92626
Reel:       6834
Frame:      0645
Contact:    ROGITZ & ASSOCIATES JOHN L. ROGITZ 501 WEST
            BROADWAY, SUITE 1600 SAN DIEGO, CA 92101-3536
Recorded:  960719
Action:     SECURITY AGREEMENT
Assignor:   NEURO NAVIGATIONAL CORPORATION ENDOVASCULAR,
            INC.  DATE SIGNED:  03/01/1996
Assignee:   BALLARD MEDICAL PRODUCTS 12050 LONE PEAK
            PARKWAY DRAPER, UTAH 84020
Reel:       8048
Frame:      0686
Contact:    PAUL W. HESS 12050 LONE PEAK PARKWAY DRAPER, UT
            84020
Recorded:   970401
Action:     ASSIGNMENT OF ASSIGNOR'S INTEREST
Assignor:   ENDOVASCULAR, INC. DATE SIGNED:  03/20/1997
Assignee:   BALLARD PURCHASE CORPORATION 12050 LONE PEAK
            PARKWAY DRAPER, UTAH 84020
Reel:       8423
Frame:      0442
Contact:    RICK D. NYDEGGER 1000 EAGLE GATE TOWER 60 EAST
            SOUTH TEMPLE
            SALT LAKE CITY, UT 84111
?t 2/2/1
2/2/1
DIALOG(R)File 123:CLAIMS(R)/REASS.& REEXAM.
      (c) 1998 IFI/PLENUM DATA CORP. All rts. reserv.

2156815
Status Changes:
      REASSIGNED
Assignee:   Nobles, Anthony A (REASSIGNED)
            Patent            Issue
            Number      Date

Patent:     US 5026383  910625
Reassignment:
Recorded:  890614
Action:     ASSIGNMENT OF ASSIGNORS INTEREST.
Assignor:   NOBLES, ANTHONY A.  DATE SIGNED:  06/14/1989
Assignee:   NOBLES-LAI ENGINEERING, INC., SANTA ANA, CA.  A CORP.
            OF CA
Reel:       5090
Frame:      0257
Contact:    LAURENCE H. PRETTY PRETTY, SCHROEDER, ET AL 444 S.
            FLOWER STREET, STE. 2000 LOS ANGELES, CA  90071
Recorded:   951121
Action:     CHANGE OF NAME
Assignor:   VISIONEERING, INC.  DATE SIGNED:  10/16/1995
Assignee:   NOBLES-LAI ENGINEERING, INC.  17080 NEWHOPE STREET
            FOUNTAIN VALLEY, CALIFORNIA 92708
Reel:       7715
Frame:      0843
Contact:    VINCENT M. DELUCA ROTHWELL, FIGG, ERNST & KURZ,
            P.C. SUITE 701 EAST TOWER 555 THIRTEENTH STREET, N.W.
            WASHINGTON, D.C.  20004
Recorded:  951121
Action:     SECURITY INTEREST
Assignor:   NOBLES-LAI ENGINEERING, INC.  DATE SIGNED: 11/02/1995
Assignee:   CORDIS INNOVASIVE SYSTEMS, INC.  14201 N. W. 60TH
            AVENUE MIAMI LAKES, FLORIDA 33014
Reel:       7715
Frame:      0759
Contact:    ROTHWELL, FIGG, ERNST & KURZ, P.C.  VINCENT M.
            DELUCA 555 THIRTEENTH STREET, N.W. STE. 701 EAST
            TOWER WASHINGTON, D.C.  20004
[Copy of Release Attached.]
Recorded:   960719
Action:     SECURITY AGREEMENT
Assignor:   NEURO NAVIGATIONAL CORPORATION ENDOVASCULAR,
            INC.  DATE SIGNED:  03/01/1996
Assignee:   BALLARD MEDICAL PRODUCTS 12050 LONE PEAK
            PARKWAY DRAPER, UTAH 84020
Reel:       8048
Frame:      0686
Contact:    PAUL W. HESS 12050 LONE PEAK PARKWAY DRAPER, UT
            84020
Recorded:   970401
Action:     ASSIGNMENT OF ASSIGNOR'S INTEREST
Assignor:   ENDOVASCULAR, INC. DATE SIGNED: 03/20/1997
Assignee:   BALLARD PURCHASE CORPORATION 12050 LONE PEAK
            PARKWAY DRAPER, UTAH 84020
Reel:       8423
Frame:      0442
Contact:    RICK D. NYDEGGER 1000 EAGLE GATE TOWER 60 EAST
            SOUTH TEMPLE SALT LAKE CITY, UT 84111